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                                                                     EXHIBIT 5.1

                                  TOBIN & TOBIN
                               500 SANSOME STREET
                                    8TH FLOOR
                             SAN FRANCISCO, CA 94111
                            TELEPHONE: (415) 433-1400
                            FACSIMILE: (415) 433-3883

                                December 4, 2001

The Board of Directors
NovaStar Financial, Inc.
1901 West 47th Place
Suite 105
Westwood, KS 66205

     Re:  NovaStar Financial, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration (the Offering) under the Securities Act of 1933, as amended (the "Securities Act"), by NovaStar Financial, Inc., a Maryland corporation (the "Company"), of up to $100,000,000 of the Company's securities, consisting of common stock, preferred stock, warrants to purchase common stock or preferred stock, rights to purchase common stock or preferred stock or any combination of the foregoing (the "securities").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-3, relating to the securities filed with the Securities and Exchange Commission (the Commission) under the Securities Act on December 4, 2001 (together with all exhibits and amendments thereto, the "Registration Statement"); (ii) the charter, as amended, of the Company; (iii) the bylaws, as amended, of the Company; and (iv) resolutions of the Board of Directors of the Company relating to the issuance and sale of the securities and the filing of the Registration Statement. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of the firm are admitted to the bar in the States of California and New York, and we do not express any opinion as to the laws of any other jurisdictions other than (i) the corporate laws of the State of Maryland and
(ii) the laws of the United States to the extent specifically addressed herein.

     Based upon and subject to the foregoing, we are of the opinion and advise you that:

     1. Upon the issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Board resolutions, the common stock will be validly issued, fully paid and non-assessable.

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Board of Directors
NovaStar Financial, Inc.
December 4, 2001
Page 2


     2. When appropriate corporate action has been taken by the Company to authorize the issuance of the preferred stock, and when the preferred stock has been duly established in accordance with the terms of the Company's Charter, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the preferred stock will be validly issued, fully paid and non-assessable.

     3. When appropriate corporate action has been taken by the Company to authorize applicable warrant agreements and the final terms thereof have been duly established, the warrant agreements, when duly executed and delivered by the Company, will constitute legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

     4. When appropriate corporate action has been taken by the Company to authorize the issuance of the preferred stock warrants and the applicable securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the preferred stock warrants have been duly executed and delivered by the Company and countersigned by the warrant agent in accordance with the applicable warrant agreement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the preferred stock warrants will constitute legally valid and binding obligations of the Company in accordance with their respective terms.

     5. When appropriate corporate action has been taken by the Company to authorize the issuance of the common stock warrants and the applicable securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the common stock warrants have been duly executed and delivered by the Company and countersigned by the warrant agent in accordance with the applicable warrant agreement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the common stock warrants will constitute legally valid and binding obligations of the Company in accordance with their respective terms.

     6. When appropriate corporate action has been taken by the Company to authorize the issuance of shareholder rights and the applicable securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the shareholder rights have been duly executed and delivered by the Company and countersigned by the subscription agent in accordance with the applicable Prospectus Supplement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, the shareholder rights will constitute legally valid and binding obligations of the Company in accordance with their respective terms.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading Legal Matters in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,

                                              /s/ Tobin & Tobin

                                              TOBIN & TOBIN